Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249554 on Form S-1 of our report dated August 18, 2020, relating to the financial statements of Southeastern Grocers, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Jacksonville, Florida

November 20, 2020